Exhibit 99.1

Open Text Reports First Quarter Fiscal Year 2013 Financial Results
Waterloo, ON, Oct. 31, 2012 - Open Text(TM) Corporation (NASDAQ:OTEX) (TSX: OTC), announced today its financial results for the first quarter ended September 30, 2012.
Financial Highlights for Q1 FY13 (1)

•	Total revenue for the period was $326.2 million up 13% Y/Y

•	License revenue was $55.7 million, down 14% Y/Y

•	Cloud services revenue was $44.9 million

•	Non-GAAP-based EPS, diluted was $1.31 compared to $1.03 Y/Y, up 27% Y/Y; GAAP-based EPS, diluted was $0.33 compared to $0.60 Y/Y (2)

•	Non-GAAP-based operating income was $93.8 million and 28.7% of revenues; GAAP-based income from operations was $40.1 million and 12.3% of revenues (2)

•	Operating cash flow was $61.8 million compared to $45.3 million up 36.2%Y/Y, with an ending cash balance of $302.2 million.

“OpenText delivered record first quarter results for revenues and profits, resulting in a 27% year over year growth in non-GAAP earnings per share," said OpenText CEO Mark J. Barrenechea.

"We executed well in our Cloud, Customer and Professional Services businesses, despite the impact of a challenging macro environment on license revenues. The power of our business model is evidenced by the fact that we delivered strong profits and earnings growth.”

Barrenechea further added, “Looking ahead, we have strong opportunity in our upcoming EIM product cycles as we look to grow licenses and market share.”

Business Highlights

•	Completed the acquisition of EasyLink July 2, 2012

•	Technology, financial, services and basic materials industries saw the most demand

•	5 license deals over $1 million and 6 license deals between $500K and $1 million in the first quarter

•	Customer successes in the first quarter include Valero Energy Corporation, WEL Networks Ltd

•	OpenText outlines new strategy designed to help customers unleash the power of information

•	OpenText named a leader in multichannel capture by independent research firm

•	OpenText introduces enterprise information management solution for legal professionals

•	Public Service Without Borders proves its effectiveness among global governments with OpenText's social software solutions

•	OpenText's new cloud-based services allow customers to exchange information, securely and cost effectively -- Anytime, Anywhere

Summary of Quarterly Results
	Q1 FY13	Q4 FY12	Q1 FY12	% Change (Q/Q)		% Change (Y/Y)
Revenue (million)	$326.2	$305.6	$288.0	6.7%		13.3%
GAAP-based gross margin	63.0%	65.8%	64.8%	(280)	bps	(180)	bps
GAAP-based operating income margin	12.3%	13.0%	9.4%	(70)	bps	290	bps
GAAP-based EPS, diluted	$0.33	$0.14	$0.60	135.7%		(45.0%)
Non-GAAP-based gross margin (2)	70.4%	72.9%	72.1%	(250)	bps	(170)	bps
Non-GAAP-based operating margin (2)	28.7%	27.7%	25.3%	100	bps	340	bps
Non-GAAP-based EPS, diluted (2)	$1.31	$1.17	$1.03	12.0%		27.2%

Conference Call Information

The public is invited to listen to the earnings conference call at 5:00 p.m. ET (2:00 p.m. PT) by dialing 800-814-4860 (toll-free) or 416-644-3416 (international). Please dial-in 15 minutes ahead of time to ensure proper connection. Alternatively, a live webcast of the earnings conference call will be available on the Investor Relations section of the Company's website at http://www.opentext.com/2/global/ex_event.html?evtype=events&id=701D0000000VZnIIAW .

An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available until 11:59 p.m. on November 14, 2012 and can be accessed by dialing 877-289-8525 (toll-free) or 416-640-1917 (international) and entering the confirmation code: 4568227 followed by the number sign.

Please see below note (2) for a reconciliation of non-US GAAP based financial measures used in this press release, to US GAAP based financial measures.

About OpenText
OpenText is the largest independent software provider of Enterprise Information Management (EIM). For more information please visit www.opentext.com.
.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release, including statements about the financial conditions, and results of operations and earnings for Open Text Corporation (“OpenText” or “the Company”), may contain words such as “could”, “expects”, “may”, “should”, “will”, “anticipates”, “believes”, “intends”, “estimates”, “targets”, “plans”, “envisions”, “seeks” and other similar language and are considered forward-looking statements or information under applicable securities laws. These statements are based on the Company's current expectations, estimates, forecasts and projections about the operating environment, economies and markets in which the Company operates. These statements are subject to important assumptions, risks and uncertainties that are difficult to predict, and the actual outcome may be materially different. The Company's assumptions, although considered reasonable by the Company at the date of this press release, may provide to be inaccurate and consequently the Company's actual results could differ materially from the expectations set out herein.
Actual results or events could differ materially from those contemplated in forward-looking statements as a result of the following: (i) the future performance, financial and otherwise, of OpenText; (ii) the ability of OpenText to bring new products to market and to increase sales; (iii) the strength of the Company's product development pipeline; (iv) the Company's growth and profitability prospects; (v) the estimated size and growth prospects of the EIM market; (vi) the Company's competitive position in the EIM market and its ability to take advantage of future opportunities in this market; (vii) the benefits of the Company's products to be realized by customers; and (viii) the demand for the Company's product and the extent of deployment of the company's products in the EIM marketplace. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances. The risks and uncertainties that may affect forward-looking statements include, but are not limited to: (i) integration of acquisitions and related restructuring efforts, including the quantum of restructuring charges and the timing thereof;  (ii) the possibility that the Company may be unable to meet its future reporting requirements under the Securities Exchange Act of 1934, as amended, and the rules promulgated there under; (iii) the risks associated with bringing new products to market; (iv) fluctuations in currency exchange rates; (v) delays in the purchasing decisions of the Company's customers; (vi) the competition the Company faces in its industry and/or marketplace; (vii) the possibility of technical, logistical or planning issues in connection with the deployment of the Company's products or services; (viii) the continuous commitment of the Company's customers; and (ix) demand for the Company's products.
For additional information with respect to risks and other factors which could occur, see the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the SEC and other securities regulators. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligations to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
For more information, please contact:

United States:

Greg Secord
Vice President, Investor Relations
Open Text Corporation
San Francisco: (415) 963-0825
New York: (646) 843-5621
gsecord@opentext.com

Canada:

Sonya Mehan
Senior Manager, Investor Relations
Open Text Corporation
519-888-7111 ext. 2446
smehan@opentext.com

Copyright © 2012 by Open Text Corporation. “OPENTEXT”, “OPENTEXT EVERYWHERE” and the “OPENTEXT ECM SUITE” are trademarks or registered trademarks of Open Text Corporation in the United States of America, Canada, the European Union and/or other countries. This list of trademarks is not exhaustive. Other trademarks, registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text Corporation or other respective owners.

OPEN TEXT CORPORATION CONSOLIDATED BALANCE SHEETS (In thousands of U.S. dollars, except share data)
	September 30, 2012	June 30, 2012
	(unaudited)
ASSETS
Cash and cash equivalents	$302,235	$559,747
Accounts receivable trade, net of allowance for doubtful accounts of $6,051 as of September 30, 2012 and $5,655 as of June 30, 2012	169,967	163,664
Income taxes recoverable	14,588	17,849
Prepaid expenses and other current assets	45,632	44,011
Deferred tax assets	12,450	4,003
Total current assets	544,872	789,274
Property and equipment	85,332	81,157
Goodwill	1,211,423	1,040,234
Acquired intangible assets	468,699	312,563
Deferred tax assets	142,536	115,128
Other assets	23,760	23,739
Deferred charges	65,592	68,653
Long-term income taxes recoverable	13,423	13,545
Total assets	$2,555,637	$2,444,293
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$179,213	$131,734
Current portion of long-term debt	41,682	41,374
Deferred revenues	259,061	273,987
Income taxes payable	16,308	27,806
Deferred tax liabilities	1,350	1,612
Total current liabilities	497,614	476,513
Long-term liabilities:
Accrued liabilities	18,389	14,247
Deferred credits	9,518	10,086
Pension liability	23,458	22,074
Long-term debt	547,500	555,000
Deferred revenues	11,399	12,653
Long-term income taxes payable	162,056	147,623
Deferred tax liabilities	77,676	26,705
Total long-term liabilities	849,996	788,388
Shareholders' equity:
Share capital
58,483,175 and 58,358,990 Common Shares issued and outstanding at September 30, 2012 and June 30, 2012, respectively; Authorized Common Shares: unlimited	639,719	635,321
Additional paid-in capital	98,475	95,026
Accumulated other comprehensive income	45,723	44,364
Retained earnings	461,497	442,068
Treasury stock, at cost (793,494 shares at September 30, 2012 and at June 30, 2012, respectively)	(37,387)	(37,387)
Total shareholders' equity	1,208,027	1,179,392
Total liabilities and shareholders' equity	$2,555,637	$2,444,293

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)
(unaudited)

	Three Months Ended September 30,
	2012	2011
Revenues:
License	$55,656	$65,028
Cloud services	44,884	—
Customer support	162,096	161,997
Professional service and other	63,558	61,021
Total revenues	326,194	288,046
Cost of revenues:
License	4,168	3,998
Cloud services	18,283	—
Customer support	25,823	26,269
Professional service and other	48,582	50,351
Amortization of acquired technology-based intangible assets	23,782	20,790
Total cost of revenues	120,638	101,408
Gross profit	205,556	186,638
Operating expenses:
Research and development	39,906	43,458
Sales and marketing	64,515	64,880
General and administrative	28,133	25,761
Depreciation	6,109	5,258
Amortization of acquired customer-based intangible assets	17,252	13,041
Special charges	9,554	7,105
Total operating expenses	165,469	159,503
Income from operations	40,087	27,135
Other income (expense), net	(71)	9,312
Interest expense, net	(4,368)	(2,786)
Income before income taxes	35,648	33,661
Provision for (recovery of) income taxes	16,219	(1,325)
Net income for the period	$19,429	$34,986
Net income per share—basic	$0.33	$0.61
Net income per share—diluted	$0.33	$0.60
Weighted average number of Common Shares outstanding—basic	58,424	57,412
Weighted average number of Common Shares outstanding—diluted	58,919	58,599

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended September 30,
	2012	2011
Net income for the period	$19,429	$34,986
Other comprehensive income—net of tax:
Net foreign currency translation adjustments	(476)	(10,618)
Net unrealized gain (loss) on cash flow hedges	1,944	(5,202)
Net actuarial gain (loss) relating to defined benefit pension plans	(109)	(548)
Total other comprehensive income (loss), net, for the period	$1,359	$(16,368)

Total comprehensive income	$20,788	$18,618

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended September 30,
	2012	2011
Cash flows from operating activities:
Net income for the period	$19,429	$34,986
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	47,143	39,089
Share-based compensation expense	3,102	4,844
Excess tax benefits on share-based compensation expense	(352)	(332)
Pension expense	242	137
Amortization of debt issuance costs	537	330
Amortization of deferred charges and credits	2,929	2,672
Loss on sale and write down of property and equipment	2	169
Deferred taxes	861	(14,849)
Impairment and other non cash charges	—	(1,355)
Changes in operating assets and liabilities:
Accounts receivable	19,442	21,654
Prepaid expenses and other current assets	3,024	5,842
Income taxes	4,373	15,024
Deferred charges and credits	(436)	(9,046)
Accounts payable and accrued liabilities	(20,255)	(21,407)
Deferred revenue	(18,070)	(32,998)
Other assets	(208)	588
Net cash provided by operating activities	61,763	45,348
Cash flows from investing activities:
Additions of property and equipment	(5,038)	(7,902)
Purchase of Operitel Corporation, net of cash acquired	—	(6,260)
Purchase of Global 360 Holding Corp., net of cash acquired	—	(247,711)
Purchase of EasyLink Services International Corporation, net of cash acquired	(315,331)	—
Purchase consideration for prior period acquisitions	(217)	(274)
Net cash used in investing activities	(320,586)	(262,147)
Cash flow from financing activities:
Excess tax benefits on share-based compensation expense	352	332
Proceeds from issuance of Common Shares	3,993	7,837
Proceeds from long-term debt and revolver	—	48,500
Repayment of long-term debt and revolver	(7,667)	(916)
Net cash provided by (used in) financing activities	(3,322)	55,753
Foreign exchange gain (loss) on cash held in foreign currencies	4,633	(3,800)
Increase (decrease) in cash and cash equivalents during the period	(257,512)	(164,846)
Cash and cash equivalents at beginning of the period	559,747	284,140
Cash and cash equivalents at end of the period	$302,235	$119,294

Notes

(1)	All dollar amounts in this press release are in U.S. Dollars unless otherwise indicated.

(2)
Use of Non-GAAP Financial Measures: In addition to reporting financial results in accordance with US GAAP, the Company provides certain non-US GAAP financial measures that are not in accordance with US GAAP. These non-US GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company's definition may be different from similar non-US GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company's financial performance to that of other companies. However, the Company's management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of non-US GAAP net income and non-US GAAP EPS both in its reconciliation to the US GAAP financial measures of net income and EPS and its consolidated financial statements, all of which should be considered when evaluating the Company's results. The Company uses the financial measures non-US GAAP EPS and non-US GAAP net income to supplement the information provided in its consolidated financial statements, which are presented in accordance with US GAAP. The presentation of non-US GAAP net income and non-US GAAP EPS is not meant to be a substitute for net income or net income per share presented in accordance with US GAAP, but rather should be evaluated in conjunction with and as a supplement to such US GAAP measures. OpenText strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the US GAAP measures with certain non-US GAAP measures for the reasons set forth below. Non-US GAAP net income and non-US GAAP EPS are calculated as net income or net income per share on a diluted basis, excluding, where applicable, the amortization of acquired intangible assets, other income (expense), share-based compensation, and restructuring, all net of tax. The Company's management believes that the presentation of non-US GAAP net income and non-US GAAP EPS provides useful information to investors because it excludes non-operational charges. The use of the term “non-operational charge” is defined by the Company as those that do not impact operating decisions taken by the Company's management and is based upon the way the Company's management evaluates the performance of the Company's business for use in the Company's internal reports. In the course of such evaluation and for the purpose of making operating decisions, the Company's management excludes certain items from its analysis, such as amortization of acquired intangible assets, restructuring costs, share-based compensation, other income (expense) and the taxation impact of these items. These items are excluded based upon the manner in which management evaluates the business of the Company and are not excluded in the sense that they may be used under US GAAP. The Company believes the provision of supplemental non-US GAAP measures allows investors to evaluate the operational and financial performance of the Company's core business using the same evaluation measures that management uses, and is therefore a useful indication of Open Text's performance or expected performance of future operations and facilitates period-to-period comparison of operating performance. As a result, the Company considers it appropriate and reasonable to provide, in addition to US GAAP measures, supplementary non-US GAAP financial measures that exclude certain items from the presentation of its financial results in this press release.

The following charts provide (unaudited) reconciliations of US GAAP based financial measures to non-US GAAP based financial measures for the following periods presented:

Reconciliation of selected GAAP-based measures to Non-GAAP based measures for the three months ended September 30, 2012. ($ in thousands except for per share amounts)
	Three Months Ended September 30, 2012
	GAAP-based Measures	Adjustments	Note	Non-GAAP-based Measures
Cost of revenues
Customer Support	25,823	(38)	(1)	25,785
Professional Service and Other	48,582	(177)	(1)	48,405
Amortization of acquired technology-based intangible assets	23,782	(23,782)	(2)	—
GAAP-based gross profit/ Non-GAAP-based gross profit	205,556	23,997		229,553
Operating Expenses
Research and development	39,906	(338)	(1)	39,568
Sales and marketing	64,515	(1,666)	(1)	62,849
General and administrative	28,133	(883)	(1)	27,250
Amortization of acquired customer-based intangible assets	17,252	(17,252)	(2)	—
Special charges	9,554	(9,554)	(3)	—
GAAP-based income from operations/ Non-GAAP-based operating income	40,087	53,690		93,777
Other expense, net	(71)	71	(4)	—
Provision for (recovery of) income taxes	16,219	(3,702)	(5)	12,517
GAAP-based net income for the period/ Non-GAAP-based net income	19,429	57,463	(6)	76,892
GAAP-based earnings per share/ Non GAAP-based earnings per share-diluted	$0.33	$0.98	(6)	$1.31

(1)	Adjustment relates to the exclusion of share based compensation expense from our non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)
Adjustment relates to the exclusion of Special charges from our non-GAAP-based operating expenses as Special charges are generally incurred in the aftermath of acquisitions and are not indicative or related to continuing operations and are hence excluded from our internal analysis of operating results.

(4)
Adjustment relates to the exclusion of Other income (expense) from our non-GAAP-based operating expenses as Other income (expense) relates primarily to the transactional impact of foreign exchange and are generally not indicative or related to continuing operations and are hence excluded from our internal analysis of operating results.

(5)
Adjustment relates to differences between the GAAP-based tax provision of approximately 45% and a non-GAAP-based tax rate of 14%; these rate differences are due to the income tax effects of expenses that are excluded for the purpose of calculating non-GAAP-based adjusted net income.

(6)	Reconciliation of non-GAAP-based adjusted net income to GAAP-based net income:

	Three Months Ended September 30, 2012
		Per share
Non-GAAP-based net income	$76,892	$1.31
Less:
Amortization	41,034	0.70
Share-based compensation	3,102	0.05
Special charges	9,554	0.16
Other (income) expense	71	—
GAAP-based provision for income tax	16,219	0.28
Tax on non-GAAP-based provision	(12,517)	(0.21)
GAAP-based net income	$19,429	$0.33

Reconciliation of selected GAAP-based measures to Non-GAAP based measures for the three months ended June 30, 2012. ($ in thousands except for per share amounts)
	Three Months Ended June 30, 2012
	GAAP-based Measures	Adjustments	Note	Non-GAAP-based Measures
Cost of revenues
Customer Support	27,780	(58)	(1)	27,722
Professional Service and Other	51,358	(239)	(1)	51,119
Amortization of acquired technology-based intangible assets	21,265	(21,265)	(2)	—
GAAP-based gross profit/ Non-GAAP-based gross profit	201,105	21,562		222,667
Operating Expenses
Research and development	41,195	(1,066)	(1)	40,129
Sales and marketing	71,641	(2,771)	(1)	68,870
General and administrative	24,186	(557)	(1)	23,629
Amortization of acquired customer-based intangible assets	13,378	(13,378)	(2)	—
Special charges	5,747	(5,747)	(3)	—
GAAP-based income from operations/ Non-GAAP-based operating income	39,690	45,081		84,771
Other income, net	(6,596)	6,596	(4)	—
Provision for (recovery of) income taxes	20,713	(9,462)	(5)	11,251
GAAP-based net income for the period/ Non-GAAP-based net income	7,971	61,139	(6)	69,110
GAAP-based earnings per share/ Non GAAP-based earnings per share-diluted	$0.14	$1.03	(6)	$1.17

(1)	Adjustment relates to the exclusion of share based compensation expense from our non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)
Adjustment relates to the exclusion of Special charges from our non-GAAP-based operating expenses as Special charges are generally incurred in the aftermath of acquisitions and are not indicative or related to continuing operations and are hence excluded from our internal analysis of operating results.

(4)
Adjustment relates to the exclusion of Other income (expense) from our non-GAAP-based operating expenses as Other income (expense) relates primarily to the transactional impact of foreign exchange and are generally not indicative or related to continuing operations and are hence excluded from our internal analysis of operating results.

(5)
Adjustment relates to differences between the GAAP-based tax provision of approximately 72% and a non-GAAP-based tax rate of 14%; these rate differences are due to the income tax effects of expenses that are excluded for the purpose of calculating non-GAAP-based adjusted net income.

(6)	Reconciliation of non-GAAP-based adjusted net income to GAAP-based net income:

	Three Months Ended June 30, 2012
		Per share
Non-GAAP-based net income	$69,110	$1.17
Less:
Amortization	34,643	0.59
Share-based compensation	4,691	0.08
Special charges	5,747	0.10
Other (income) expense	6,596	0.11
GAAP-based provision for income tax	20,713	0.35
Tax on non-GAAP-based provision	(11,251)	(0.20)
GAAP-based net income	$7,971	$0.14

Reconciliation of selected GAAP-based measures to Non GAAP-based measures for the three months ended September 30, 2011. ($ in thousands except for per share amounts)
	Three Months Ended September 30, 2011
	GAAP-based measures	Adjustments	Note	Non-GAAP-based measures
Cost of Revenues:
Customer Support	26,269	(24)	(1)	26,245
Professional Service and Other	50,351	(99)	(1)	50,252
Amortization of acquired technology-based intangible assets	20,790	(20,790)	(2)	—
GAAP-based gross profit/ Non-GAAP-based gross profit	186,638	20,913		207,551
Operating Expenses
Research and development	43,458	(1,076)	(1)	42,382
Sales and marketing	64,880	(1,770)	(1)	63,110
General and administrative	25,761	(1,874)	(1)	23,887
Amortization of acquired customer-based intangible assets	13,041	(13,041)	(2)	—
Special charges	7,105	(7,105)	(3)	—
GAAP-based income from operations/ Non-GAAP-based operating income	27,135	45,779		72,914
Other expense, net	9,312	(9,312)	(4)	—
Provision for (recovery of) income taxes	(1,325)	11,143	(5)	9,818
GAAP-based net income for the period/ Non-GAAP-based net income	34,986	25,324	(6)	60,310
GAAP-based earnings per share/ Non GAAP-based earnings per share-diluted	$0.60	$0.43	(6)	$1.03

(1)	Adjustment relates to the exclusion of share based compensation expense from our non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)
Adjustment relates to the exclusion of Special charges from our non-GAAP-based operating expenses as Special charges are generally incurred in the aftermath of acquisitions and are not indicative or related to continuing operations and are hence excluded from our internal analysis of operating results.

(4)
Adjustment relates to the exclusion of Other income (expense) from our non-GAAP-based operating expenses as Other income (expense) relates primarily to the transactional impact of foreign exchange and are generally not indicative or related to continuing operations and are hence excluded from our internal analysis of operating results.

(5)
Adjustment relates to differences between the GAAP-based tax recovery of approximately 4% and a non-GAAP-based tax rate of 14%; these rate differences are due to the income tax effects of expenses that are excluded for the purpose of calculating non-GAAP-based adjusted net income. The GAAP-based recovery is primarily due to tax benefits relating to ongoing internal reorganization and mergers of international subsidiaries acquired; these reorganizations and mergers cause a change in the tax status of these subsidiaries resulting in a reduction of deferred tax liabilities recorded upon the acquisition of these subsidiaries, and a corresponding reduction in income tax expense.

(6)	Reconciliation of non-GAAP-based adjusted net income to GAAP-based net income:

	Three Months Ended September 30, 2011
		Per share
Non-GAAP-based net income	$60,310	$1.03
Less:
Amortization	33,831	0.58
Share-based compensation	4,843	0.08
Special charges	7,105	0.12
Other (income) expense	(9,312)	(0.16)
GAAP-based recovery for income tax	(1,325)	(0.02)
Tax on non-GAAP-based provision	(9,818)	(0.17)
GAAP-based net income	$34,986	$0.60

(3)	The following table provides a composition of our major currencies for revenue and expenses, expressed as a percentage, for the three months ended September 30, 2012:

	Three Months Ended September 30, 2012
Currencies	% of Revenue	% of Expenses*
EURO	23%	16%
GBP	9%	9%
CAD	6%	17%
USD	51%	44%
Other	11%	14%
Total	100%	100%

*Expenses include all cost of revenues and operating expenses included within the Consolidated Statements of Income, except for amortization of intangible assets, share-based compensation and Special charges.